Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of June 25, 2012 (this “Amendment”) is by and among JPMORGAN CHASE BANK, N.A., a national banking association (the “Bank”), ORION ENERGY SYSTEMS, INC., a Wisconsin corporation (the “Borrower”), ORION ASSET MANAGEMENT, LLC, a Wisconsin limited liability company (“OAM”), CLEAN ENERGY SOLUTIONS, LLC, a Wisconsin limited liability company (“CES”), and GREAT LAKES ENERGY TECHNOLOGIES, LLC, a Wisconsin limited liability company (“GLET” and together with the Borrower, OAM and CES, each individually, a “Loan Party” and collectively, the “Loan Parties”), and amends and supplements that certain Credit Agreement dated as of June 30, 2010, as amended to date (as so amended, the “Credit Agreement”), by and among the Bank and the Loan Parties.

RECITAL

The parties desire to amend and supplement the Credit Agreement as provided below.

AGREEMENTS

In consideration of the recital, the promises and agreements set forth in the Credit Agreement, as amended hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned in the Credit Agreement. All references to the Credit Agreement contained in the Collateral Documents and the other Loan Documents shall, upon fulfillment of the conditions specified in section 3 below, mean the Credit Agreement as amended by this Amendment.

2. Amendments.

(a) The defined term “Revolving Note Maturity Date” appearing in section 1.1 of the Credit Agreement is amended by deleting the date “June 30, 2012” appearing therein and inserting the date “June 30, 2013” in its place.

3. Effectiveness of the Amendment. This Amendment shall become effective upon execution and delivery hereof by the parties and receipt by the Bank of such other amendments, forms, certificates, agreements, documents and instruments as the Bank may reasonably request.

4. No Waiver. Nothing contained herein nor the making of future Loans under the Credit Agreement shall be construed by any Loan Party as a waiver by the Bank of: (a) any of its right and remedies under the Credit Agreement, the Loan Documents, at law or in equity or (b) such Loan Party’s continued compliance with each representation, warranty, covenant and provision of the Credit Agreement and the other Loan Documents. Each Loan Party acknowledges and agrees that no waiver of any provision of the Credit Agreement or the other Loan Documents by the Bank has occurred (or will occur by the making of future Loans under the Credit Agreement) and that nothing contained herein shall impair the right of the Bank to require strict performance by each Loan Party of the Credit Agreement and the other Loan Documents. Further, as provided in section 9.9 of the Credit Agreement, each Loan Party acknowledges and agrees that no delay by the Bank in exercising any right, power or privilege under the Credit Agreement or any other Loan Document shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege thereunder shall preclude other or further exercise thereof or the exercise of any other right, power or privilege.

5. Representations and Warranties. Each of the Loan Parties represents and warrants to the Bank that:

(a) The execution and delivery of this Amendment and the other agreements, documents and instruments referred to in section 3, is within its power and authority, has been duly authorized by all proper action on the part of such Loan Party, is not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the organizational documents of such Loan Party or the terms of any agreement, restriction or undertaking to which such Loan Party is a party or by which it is bound, and do not require the approval or consent of the holders of Equity Interests of any of the Loan Parties, any governmental body, agency or authority or any other person or entity other than those consents and approvals in full force and effect.

(b) This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) The representations and warranties contained in the Credit Agreement are correct and complete as of the date of this Amendment (except to the extent such representation or warranty relates to a stated earlier date in which case it shall continue to be true and correct as of such date), and no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute a Default or an Event of Default under the Credit Agreement.

6. Miscellaneous.

(a) Expenses and Fees. The Loan Parties, jointly and severally, agree to pay on demand all reasonable out-of-pocket costs and expenses paid or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, and all amendments, forms, certificates agreements, documents and instruments related hereto and thereto, including the reasonable fees and expenses of the Bank’s outside counsel.

(b) Amendments and Waivers. This Amendment may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.

(c) Headings. The headings in this Amendment are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Amendment.

(d) Affirmation. Each party hereto affirms and acknowledges that the Credit Agreement as amended by this Amendment remains in full force and effect in accordance with its terms, as amended hereby.

(e) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart hereto by facsimile or by electronic transmission of a portable document file (PDF or similar file) shall be as effective as delivery of a manually executed counterpart signature page hereto.

7. Acknowledgment, Consent and Reaffirmation of Guaranty. Each of the Loan Guarantors hereby acknowledges that pursuant to the Credit Agreement, it has absolutely and unconditionally guaranteed to the Bank the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Guaranteed Obligations, as affected hereby; acknowledges, consents and agrees to the Bank and the Borrowers entering into this Amendment; and reaffirms that its obligations under the Credit Agreement, as amended hereby, remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Richard B. Bennett

Richard B. Bennett, Authorized Signor

BORROWER:

ORION ENERGY SYSTEMS, INC.

By:	/s/ Neal R. Verfuerth

Neal R. Verfuerth, Chairman and
Chief Executive Officer

LOAN PARTIES:

ORION ASSET MANAGEMENT, LLC

By:	/s/ Neal R. Verfuerth

Neal R. Verfuerth, Manager

CLEAN ENERGY SOLUTIONS, LLC

By:	/s/ Neal R. Verfuerth

Neal R. Verfuerth, Manager

GREAT LAKES ENERGY TECHNOLOGIES, LLC

By:	/s/ Neal R. Verfuerth

Neal R. Verfuerth, Manager

Signature Page to Second Amendment to Credit Agreement